UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 6, 2009, Hansen Natural Corporation (“Hansen”) held a previously-announced earnings call relating to its financial results for the second quarter ended June 30, 2009.

As discussed on the call, unaudited unadjusted gross sales in July 2009 were approximately $127.1 million, an increase of approximately 13.6% over July 2008. Gross sales of the Monster brand itself, including Java Monster and Hitman, were approximately 17.5% higher than last year, including the UK and Australia. The following correction clarifies Hansen’s response to a question from an analyst during the earnings call regarding the information provided above.

Clarification: In response to an analyst’s question, Hansen inadvertently stated during the earnings call that unaudited, unadjusted gross sales in the United States in July 2009 increased by just under 7% over July 2008. In fact, the level of increase for North America, not the United States, was approximately 7%. Unaudited, unadjusted gross sales in the United States in July 2009 increased by approximately 1.7% over July 2008.

This filing shall serve as a correction of statements made by Hansen on August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: August 7, 2009	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer